Exhibit 5.1

[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

July 27, 2016

Kinsale Capital Group, Inc.

2221 Edward Holland Drive

Suite 600

Richmond, VA 23230

Re:	Kinsale Capital Group, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Kinsale Capital Group, Inc., a Delaware corporation (the “Company”), in connection with the initial public offering (the “IPO”) of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), by the Company and the Selling Stockholders (as defined below) pursuant to a Registration Statement on Form S-1 (File No. 333-212394) of the Company, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including Pre-Effective Amendments Nos. 1 and 2 thereto, and declared effective by the Commission on July 27, 2016 (such Registration Statement as so amended being hereinafter referred to as the “Registration Statement”). This opinion relates to up to 690,000 additional shares of Common Stock (the “Additional Shares”) that may be sold by the Selling Stockholders in such initial public offering pursuant to the registration statement to which this opinion pertains to be filed by the Company on the date hereof (the “462(b) Registration Statement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Act.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement; (b) the 462(b) Registration Statement; (c) the form of underwriting agreement (the “Underwriting Agreement”) proposed to be entered into by and among J.P. Morgan Securities LLC and William Blair & Company, L.L.C., as representatives of the several underwriters named therein, the Company and the selling stockholders named therein (the “Selling Stockholders”), filed as Exhibit 1.1 to the Registration Statement; (d) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (e) the Bylaws of the Company, as amended to date and currently in effect; (f) the form of Amended and Restated Certificate of Incorporation of the Company (the “New Charter”), to be in effect before the closing of the IPO and filed as Exhibit 3.1 to the Registration Statement; (g) the form of Amended and Restated By-Laws of the Company, to be in effect before the closing of the IPO and filed as Exhibit 3.2 to the Registration Statement; (h) certain resolutions of the Board of Directors of the Company relating to the shares of Common Stock that may be sold by the Selling Stockholders in the IPO, the Underwriting Agreement, the New Charter and related matters; (i) the action by written consent of the stockholders of the Company relating to the New Charter; and (j) a certificate, dated July 27, 2016, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Kinsale Capital Group, Inc.

July 27, 2016

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion with respect to the law of any jurisdiction other than Delaware corporate law (including, to the extent applicable, the Delaware constitution and judicial decisions) and we do not express any opinion as to the effect of any other laws on the opinion herein stated.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the issuance of the Additional Shares has been duly authorized by all necessary corporate action on the part of the Company and, when the reclassification transactions are consummated as contemplated by the Registration Statement, the Additional Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement. We also consent to the reference to our firm under the caption “Legal matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP